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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Hewlett-Packard Company of our report dated November 21, 1994, which appears on page 43 of Hewlett-Packard Company's 1994 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

San Francisco, California
October 23, 1995